UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2022

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
7000 Marina Blvd., Brisbane, California 94005
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported, Sangamo Therapeutics, Inc. (the “Company”) is a party to the Open Market Sale Agreement℠, dated August 5, 2020 (the “Original Sales Agreement”), between the Company and Jefferies LLC (“Jefferies”), as amended by Amendment No. 1, dated May 5, 2021 (“Amendment No. 1” and, together with the Original Sales Agreement, the “Sales Agreement”). Under the Sales Agreement, the Company may offer and sell, from time to time, through Jefferies as its sales agent or principal, shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering amount of up to $150 million (the “Initial Shares”). As of the date hereof, the Company had offered and sold Initial Shares with an aggregate offering amount of approximately $115 million pursuant to the Sales Agreement.
On December 23, 2022, the Company and Jefferies entered into Amendment No. 2 to the Sales Agreement (“Amendment No. 2” and, together with the Sales Agreement, the “Amended Sales Agreement”) to provide for an increase in the aggregate offering amount under the Sales Agreement such that the Company may offer and sell additional shares of Common Stock having an aggregate offering amount of up to $175 million (the “Additional Shares” and, together with the “Initial Shares,” the “Shares”) under the Amended Sales Agreement. The terms and conditions of the Sales Agreement otherwise remain unchanged.
The Company is not obligated to sell any Shares under the Amended Sales Agreement. Subject to the terms and conditions of the Amended Sales Agreement, Jefferies will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may specify, subject to certain limitations. Under the Amended Sales Agreement, Jefferies may sell Shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.
The issuance and sale, if any, of Shares under the Amended Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-255792), filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2021. The offering of the Shares is described in the Company’s Prospectus dated May 5, 2021, as supplemented by a Prospectus dated May 5, 2021 and filed with the SEC on May 5, 2021, and a Prospectus Supplement dated December 23, 2022 and filed with the SEC on December 23, 2022. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Amended Sales Agreement nor shall there be any offer, solicitation or sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Cooley LLP, counsel to the Company, has issued a legal opinion relating to the validity of the Additional Shares. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The foregoing description of the material terms of Amendment No. 2 is qualified in its entirety by reference to the full texts of (i) the Original Sales Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2020, (ii) Amendment No. 1, a copy of which was filed as Exhibit 1.3 to the Company’s Registration Statement on Form S-3 filed with the SEC on May 5, 2021, and (iii) Amendment No. 2, which is attached as Exhibit 1.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 2 to Open Market Sale Agreement, dated December 23, 2022, between Sangamo Therapeutics, Inc. and Jefferies LLC.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: December 23, 2022	By:	/s/ Scott B. Willoughby
	Name:	Scott B. Willoughby
	Title:	Senior Vice President, General Counsel and Corporate Secretary